UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2017

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David Jacques as Vice President – Research & Development.

Effective February 28, 2017 Mr. Jacques joined Second Sight Medical Products, Inc. (the “Company”) as Vice President – Research & Development.

Mr. Jacques, age 54, has from 2012 through 2016 been a principal of his management consulting firm where his clients included various high tech companies including Second Sight Medical Products, Inc.. His duties and responsibilities included analyzing existing and leading edge technologies, aiding in assembly of world class engineering teams, working with management to devise innovative systems and continuous improvement of enterprise systems, and managing multiple complex projects. From 2012 to 2014 Mr. Jacques also was founder and Chief Technology Officer of AcuteTeleCare, LLC, a developer of a next generation, state of the art telemedicine platform to facilitate rapid diagnosis and treatment for patients with acute conditions, such as cerebral stroke. From 2006 to 2012 Mr. Jacques also served as Vice President, Research & Development at Stereotaxis, Inc. where he was the company leader of all engineering teams specializing in organizational evaluation, role identification and structural effectiveness for a high-tech leading edge medical manufacturer. He earned a Bachelor of Science, Electrical Engineering degree from the University of Arizona.

There is no family relationship between Mr. Jacques and the Company’s officers and directors. Other than the employment terms described below, and the consulting services provided to the Company as noted above, for which he received over $122,000 in 2016, Mr. Jacques and the Company have not entered into any transaction, nor is any transaction proposed, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Jacques will be paid an annual salary of $250,000 and will be entitled to receive an annual cash bonus of up to 30% of base annual salary that will be based on board established performance standards and goals to be met by Mr. Jacques. Mr. Jacques was also allowed a one-time payment of $15,000 to cover his relocation and moving costs.

The board of directors has approved the grant to Mr. Jacques of options to purchase 150,000 shares of common stock pursuant to the Second Sight Medical Products 2011 Equity Incentive Plan, at a strike price of $1.67 per share. These options vest over a four year term of which 37,500 options vest on February 28, 2018, with the remaining options vesting quarterly over three years thereafter.

Mr. Jacques’ employment with the Company is at will and may be terminated with or without cause at any time. Mr. Jacques is entitled to severance compensation in the event of termination in accordance with the Company’s severance plan. In the event Mr. Jacques’s employment terminates all unvested options will immediately lapse, and any vested, but unexercised options will expire 30 days from the date of the termination of employment.

ITEM 8.01 Other Events

On March 2, 2016 the Company issued a press release announcing the appointment of David Jacques as Vice President – Research & Development. A copy of the Company’s press release entitled “Second Sight Appoints David Jacques as Vice President – Research & Development” is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release issued March 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2017

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer

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